Erasca Reports Fourth Quarter and Full Year 2024 Business Updates and Financial Results

Potentially best-in-class RAS-targeting franchise advancing with both ERAS-0015 and ERAS-4001 expected to enter the clinic in 2025

Ongoing Phase 3 SEACRAFT-2 registrational trial progressing well with Stage 1 randomized data expected in H2 2025

Robust balance sheet with cash, cash equivalents, and marketable securities of $440 million as of December 31, 2024 is expected to fund operations into H2 2027

SAN DIEGO, March 20, 2025 (GLOBE NEWSWIRE) -- Erasca, Inc. (Nasdaq: ERAS), a clinical-stage precision oncology company singularly focused on discovering, developing, and commercializing therapies for patients with RAS/MAPK pathway-driven cancers, today provided business updates and reported financial results for the fiscal quarter and full year ended December 31, 2024.

“In 2024, we prepared our RAS-targeting franchise to enter the clinic and further advanced our registrational program for naporafenib. The high enthusiasm for our RAS-targeting franchise is encouraging, particularly as our potential best-in-class pan-RAS molecular glue ERAS-0015 and our potential first-in-class pan-KRAS inhibitor ERAS-4001 approach the clinic. The high prevalence of KRAS alterations and the significant unmet need among these patients offer substantial opportunities for both candidates in key indications, namely colorectal, lung, pancreatic, and other solid tumor cancers,” said Jonathan E. Lim, M.D., Erasca’s chairman, CEO, and co-founder. “The SEACRAFT-2 trial is progressing well, and with FDA Fast Track Designation (FTD) granted in NRASm melanoma, this combination has the potential to be first-to-market in this area of high unmet need with no approved targeted therapies.”

Dr. Lim added, “We have an exciting year ahead focused on shutting down RAS and expect multiple value drivers in 2025 and beyond. In the second half of 2025, we expect Stage 1 randomized data from SEACRAFT-2 in patients with NRASm melanoma. For our RAS-targeting franchise, we expect investigational new drug (IND) submissions for ERAS-0015 in mid-second quarter and for ERAS-4001 in the second quarter of 2025. We continue to be well capitalized and capital efficient and have revised our cash runway guidance from the first half of 2027 to the second half of 2027.”

Research and Development (R&D) Highlights

RAS-Targeting Franchise

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Announced Progress Across RAS-Targeting Franchise: In October 2024, Erasca presented a program update for the pan-RAS molecular glue ERAS-0015 and pan-KRAS inhibitor ERAS-4001 as part of a virtual investor event. The updates highlighted the rapid progress observed across both programs including in-house confirmation of potential best-in-class profiles for both agents and completion of many key activities to support IND submissions.

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In-Licensed Potential Best-in-Class and First-in-Class RAS-Targeting Franchise: In May 2024, Erasca announced exclusive license agreements for two preclinical RAS programs—a potential best-in-class pan-RAS molecular glue (ERAS-0015) and a potential first-in-class pan-KRAS inhibitor (ERAS-4001). ERAS-0015 and ERAS-4001 are potent, orally bioavailable molecules with complementary RAS inhibitory mechanisms. ERAS-0015 has the potential to address unmet medical needs in approximately 2.7 million patients who are diagnosed annually worldwide with RAS-mutant tumors, including the more than 2.2 million patients with KRAS-mutant tumors whom ERAS-4001 could also address.

Naporafenib Program

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Presented Promising SEACRAFT-1 Phase 1b Data: In October 2024, Erasca announced promising initial Phase 1b data for naporafenib plus trametinib (MEKINIST®) in the melanoma cohort of SEACRAFT-1 at the 36th EORTC-NCI-AACR (ENA) Symposium on Molecular Targets and Cancer Therapeutics. Efficacy and tolerability data supported the rationale for pursuing an NRASm melanoma tissue-specific indication and reinforced the potential of the ongoing Phase 3 SEACRAFT-2 registrational trial, which was initiated in the second quarter of 2024.

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Analysis of Median Overall Survival (mOS) Data for Naporafenib and Trametinib: In March 2024, a pooled analysis of patients with NRASm melanoma dosed with the combination of naporafenib and trametinib at two different doses across two different trials (Phase 1b and Phase 2) showed an mOS of 13.0 and 14.1 months, respectively. The pooled dataset compared favorably relative to historical benchmarks.

Corporate Highlights

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Extended Cash Runway into H2 2027: In 2024, Erasca raised $251 million in equity financings, including a $45 million oversubscribed private placement financing and a $184 million oversubscribed underwritten offering, both of which were led by high-quality new and existing healthcare-focused investors and both of which helped extend our anticipated cash runway into the second half of 2027.

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Strengthened Leadership Team and RDCAB: Erasca strengthened its leadership team and Research, Development, and Commercial Advisory Board (RDCAB) with three key appointments.
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Michael Humphries, Ph.D., was appointed as vice president of medical affairs, bringing to Erasca over 15 years of medical affairs, clinical development, and drug discovery experience at Array Biopharma, Bayer Oncology, ARIAD Pharmaceuticals, Takeda, AnHeart Therapeutics, and Nuvation Bio. His leadership includes three U.S. launches of next-generation tyrosine kinase inhibitors in three variants of oncogene-addicted non-small cell lung cancer (NSCLC). In his most recent role at Nuvation Bio, Dr. Humphries served as vice president head of medical affairs where he built out the medical affairs strategy, infrastructure, culture, and personnel. He earned his Ph.D. in cell and developmental biology from the University of Colorado at Denver.

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Yifah Yaron, M.D., Ph.D., was appointed as vice president of clinical development, bringing over 18 years of experience in clinical drug development focusing on oncology. She most recently led clinical teams at Harpoon Therapeutics (acquired by Merck), and served in clinical development roles at Cytomx Therapeutics, Exelixis, and Genentech. During her time at Exelixis, Dr. Yaron held increasing leadership responsibilities on the cabozantinib program, including serving as a member of the clinical filing team for the first indication in medullary thyroid cancer. Dr. Yaron completed an oncology fellowship at UCSF and an internal medicine residency at University of Rochester Strong Memorial Hospital. She earned her M.D. and Ph.D. degrees (Ph.D. in biological chemistry) as well as her B.S. in biology from the University of California, Los Angeles.
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Jean-Michel Vernier, Ph.D., was appointed as senior chemistry advisor with 25+ years of drug discovery and development experience. He currently serves as senior vice president of chemistry at Radionetics Oncology and previously served as Erasca’s vice president of chemistry. He held positions of increasing responsibilities at several companies, including Ignyta, Ardea Biosciences, Merck Research Laboratories, and SIBIA Neurosciences. Throughout his career, Dr. Vernier has led departments engaged in early-stage drug discovery programs and drug substance GMP production. He has co-authored more than 30 peer-reviewed publications and is an inventor on more than 50 U.S. patents. Dr. Vernier earned his Ph.D. in synthetic organic chemistry from the University Louis Pasteur, Strasbourg, France, and was a postdoctoral fellow at Colorado State University.

Key Upcoming Milestones

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SEACRAFT-2: Randomized pivotal Phase 3 trial for naporafenib plus trametinib in patients with NRASm melanoma
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Phase 3 Stage 1 randomized dose optimization data expected in H2 2025
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AURORAS-1: Phase 1 trial for ERAS-0015 (pan-RAS molecular glue) in patients with RASm solid tumors
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IND filing expected in mid-Q2 2025
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Initial Phase 1 monotherapy data in relevant tumor types expected in 2026
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BOREALIS-1: Phase 1 trial for ERAS-4001 (pan-KRAS inhibitor) in patients with KRASm solid tumors
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IND filing expected in Q2 2025
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Initial Phase 1 monotherapy data in relevant tumor types expected in 2026

Fourth Quarter and Full Year 2024 Financial Results

Cash Position: Cash, cash equivalents, and marketable securities were $440.5 million as of December 31, 2024, compared to $322.0 million as of December 31, 2023.

Research and Development (R&D) Expenses: R&D expenses were $26.1 million for the quarter ended December 31, 2024, compared to $24.8 million for the quarter ended December 31, 2023. The increase was primarily driven by increases in expenses incurred in connection with clinical trials, preclinical studies, discovery activities, and outsourced services and consulting fees. R&D expenses were $115.4 million for the full year ended December 31, 2024, compared to $103.8 million for the full year ended December 31, 2023. Erasca also recorded $22.5 million of in-process R&D expense during the year ended December 31, 2024 for upfront payments under Erasca’s ERAS-0015 and ERAS-4001 license agreements.

General and Administrative (G&A) Expenses: G&A expenses were $9.6 million for the quarter ended December 31, 2024, compared to $9.1 million for the quarter ended December 31, 2023. The increase was primarily driven by an increase in personnel costs, including stock-based compensation expense. G&A expenses were $41.7 million for the full year ended December 31, 2024, compared to $37.7 million for the full year ended December 31, 2023.

Net Loss: Net loss was $32.2 million for the quarter ended December 31, 2024, compared to $29.7 million for the quarter ended December 31, 2023. For the full year ended December 31, 2024, Erasca reported a net loss of $161.7 million, or $(0.69) per basic and diluted share, compared to a net loss of $125.0 million, or $(0.83) per basic and diluted share, for the full year ended December 31, 2023.

About Erasca
At Erasca, our name is our mission: To erase cancer. We are a clinical-stage precision oncology company singularly focused on discovering, developing, and commercializing therapies for patients with RAS/MAPK pathway-driven cancers. Our company was co-founded by leading pioneers in precision oncology and RAS targeting to create novel therapies and combination regimens designed to comprehensively shut down the RAS/MAPK pathway for the treatment of patients with cancer. We have assembled one of the deepest RAS/MAPK pathway-focused pipeline in the industry. We believe our team’s capabilities and experience, further guided by our scientific advisory board which includes the world’s leading experts in the RAS/MAPK pathway, uniquely position us to achieve our bold mission of erasing cancer.

Cautionary Note Regarding Forward-Looking Statements
Erasca cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: our expectations regarding the potential therapeutic benefits and potential patient population for each of our product candidates, including naporafenib, ERAS-0015, and ERAS-4001; the planned advancement of our development pipeline, including the anticipated timing of data readouts for the SEACRAFT-2, AURORAS-1, and BOREALIS-1 trials; the anticipated timing of the IND submissions for the AURORAS-1 and BOREALIS-1 trials; and the sufficiency of our cash, cash equivalents, and marketable securities to fund operations into the second half of 2027. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: our approach to the discovery and development of product candidates based on our singular focus on shutting down the RAS/MAPK pathway, a novel and unproven approach; preliminary results of clinical trials are not necessarily indicative of final results and one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data and more patient data become available; the analysis of pooled Phase 1 and Phase 2 naporafenib plus trametinib data covers two clinical trials with different designs and inclusion criteria, which cannot be directly compared, and therefore may not be a reliable indicator of survival data; due to differences between trial designs and subject characteristics, comparing clinical data across different trials may not be a reliable indicator of such data; results from preclinical studies or early clinical trials not necessarily being predictive of future results; we only have one product candidate in clinical development and all of our other development efforts are in the preclinical or development stage; our SEACRAFT trials may not support the registration of naporafenib; our assumptions around which programs may have a higher probability of success may not be accurate, and we may expend our limited resources to pursue a particular product candidate and/or indication and fail to capitalize on product candidates or indications with greater development or commercial potential; potential delays in the commencement, enrollment, data readout, and completion of clinical trials and preclinical studies; our dependence on third parties in connection with manufacturing, research, and preclinical and clinical testing; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval, and/or commercialization, or may result in recalls or product liability claims; unfavorable results from preclinical studies or clinical trials; the inability to realize any benefits from our current licenses, acquisitions, and collaborations, and any future licenses, acquisitions, or collaborations, and our ability to fulfill our obligations under such arrangements; regulatory developments in the United States and foreign countries; later developments with the FDA or EU health authorities may be inconsistent with the feedback received to date regarding our development plans and trial designs; Fast Track Designation may not lead to a faster development or regulatory review or approval process, and does not increase the likelihood that our product candidates will receive marketing approval; our ability to obtain and maintain intellectual property protection for our product candidates and maintain our rights under intellectual property licenses; our ability to fund our operating plans with our current cash, cash equivalents, and marketable securities; and other risks described in our prior filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Erasca, Inc.

Selected Consolidated Balance Sheet Data

(In thousands)

(Unaudited)

	December 31,	December 31,
	2024	2023
Balance Sheet Data:
Cash, cash equivalents, and marketable securities	$440,473	$321,992
Working capital	277,398	294,520
Total assets	502,526	395,297
Accumulated deficit	(767,663)	(606,013)
Total stockholders’ equity	423,499	316,686

Erasca, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023

Operating expenses:
Research and development	$26,122	$24,805	$115,359	$103,821
In-process research and development	—	—	22,500	—
General and administrative	9,590	9,066	41,728	37,704
Total operating expenses	35,712	33,871	179,587	141,525
Loss from operations	(35,712)	(33,871)	(179,587)	(141,525)
Other income (expense)
Interest income	5,283	4,237	20,093	16,712
Other expense, net	(1,803)	(67)	(2,156)	(229)
Total other income (expense), net	3,480	4,170	17,937	16,483
Net loss	$(32,232)	$(29,701)	$(161,650)	$(125,042)
Net loss per share, basic and diluted	$(0.11)	$(0.20)	$(0.69)	$(0.83)
Weighted-average shares of common stock used in computing net loss per share, basic and diluted	282,845,918	150,732,123	233,817,916	150,184,994
Other comprehensive income (loss):
Unrealized (loss) gain on marketable securities, net	(1,420)	652	328	1,118
Comprehensive loss	$(33,652)	$(29,049)	$(161,322)	$(123,924)

MEKINIST® is a registered trademark owned by or licensed to Novartis AG, its subsidiaries, or affiliates.

Contact:
Joyce Allaire
LifeSci Advisors, LLC
jallaire@lifesciadvisors.com

Source: Erasca, Inc.